Exhibit 2.2

BYLAWS

OF

20/20 GENE SYSTEMS, INC.

ARTICLE I - OFFICES

The registered office of the Corporation shall be located at 1013 Centre Read, Wilmington, New Castle County, Delaware 19801, and the registered agent of the Corporation at such address is Corporation Service Company. The registered office need not be the same as the Corporation’s place of business, and the registered office and the registered agent of the Corporation may be changed from time to time by the Board of Directors.

The Corporation may have its principal office and other offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require,

ARTICLE II - SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the Shareholders of the Corporation shall be held during the month of September in each year, beginning with the year 2001, on a date and at a time and a place, either within or without the State of Delaware, selected by the Board of Directors of the Corporation for the election of directors and for the transaction of any other proper business. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in any case in which special notice is required by statute.

Section 2 - Special Meetings:

In addition to the methods provided by law, special meetings of the Shareholders, for any purpose or purposes, shall be called (i) by the President, (ii) by the Secretary at the request in writing of the Board of Directors or any member thereof, (iii) by the Secretary at the request in writing of the President, or (iv) by the Secretary at the request in writing of Shareholders owning of record at least twenty-five percent (25%) of the outstanding shares of any class of stock. Such a request shell state the purpose or purposes of the meeting and notice thereof shall be given as provided in Section 4 of this Article. No business other than that stated in the notice of the meeting shall be transacted at any special meeting of the Shareholders, however called.

With regard to a meeting to be called by the Secretary at the request in writing of the President, or at the request in writing of the Board of Directors or any member thereof, or at the request in writing of Shareholders owning of record at least twenty-five percent (25%) of the outstanding shares of any class of stock, the Secretary shall not set the date for the meeting on a date which would unduly delay the meeting or would have the effect of defeating the purpose of the meeting.

Section 3 - Place of Meeting:

The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called at the request of the Board of Directors, The President, member of the Board of Directors, or Shareholders owning of record at least twenty-five percent (25%) of the outstanding shares of any class, as the case may be, may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place of meeting for any special meeting called at the request of the President, said member of the Board of Directors, or said Shareholders owning of record at least twenty-five percent (25%) of the outstanding shares of any class, as the case may be. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the principal office of the Corporation.

Section 4 - Notice of Meeting:

(a) Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, also the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors or member thereof, or the Secretary, to each Shareholder of record entitled to vote at such meeting, and a copy thereof shall be filed with the Secretary upon delivery. Notice of a special meeting shall also indicate that it is being issued by, or at the direction of, the person or persons who requested such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the Shareholder at such Shareholder’s address as it appears on the records of the Corporation, with proper postage thereon prepaid. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima fade evidence of the facts stated therein. Shareholders not entitled to vote shall not be entitled to receive notice of any meeting of the Shareholders, unless otherwise required by statute. As to a Special Meeting of the Shareholders, no business other than that stated in the notice of the Special Meeting of the Shareholders shall be transacted without the unanimous consent of all Shareholders entitled to vote thereat or to notice thereof.

(b) Notice of any meeting need not be given to any person who may become a Shareholder of record after the mailing of such notice and prior to the meeting, or to any Shareholder who attends such meeting, in person or by proxy, or to any Shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting which is filed with the records of the Shareholders Meetings. Notice of any adjourned meeting of Shareholders need not be given unless otherwise required by statute.

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Section 5 - Adjournment of Meetings:

Any meeting of the Shareholders, annual or special, may adjourn at any time and from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

Section 6 - Quorum:

The presence, in person or by proxy, at a meeting of Shareholders of a majority of the outstanding shares of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of Shareholders, unless otherwise required by the Certificate of Incorporation or by statute. In the event such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum is present or represented without further notice to the Shareholders, unless required by statute or by Section 5 of this Article. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 7 - Fixing of Record Date:

(a) In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. In order that the Corporation may determine the Shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. In order that the Corporation may determine the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be no more than sixty (60) days prior to such action.

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(b) if no record date is fixed:

(i) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(iii) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 8 - Voting of Shares - General:

(a) Except as otherwise provided by law, or by the Certificate of Incorporation, or by these Bylaws, any corporate action to be taken by vote of the Shareholders other than the election of directors shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy cast at a meeting of Shareholders at which a quorum is present and entitled to vote on the subject matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.

(b) Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of Shareholders each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

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(c) Each Shareholder entitled to vote, or to express consent or dissent without a meeting, may do so by proxy, provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the Shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it shall have specified therein a different length of time it is to continue in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Such instrument shall be exhibited to the Secretary at the meeting and shall be tiled with the records of the Corporation. A Shareholder may revoke a proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

(d) Directors of the Corporation need not be elected by written ballot.

(e) Upon demand of Shareholders holding thirty-five percent (35%) of the shares present in person or by proxy and entitled to vote, voting upon any question before a meeting shall be by written ballot.

Section 9 - Voting of Shares by Certain Holders:

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

(b) Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

(c) Shares standing in the name of a receiver or a trustee in bankruptcy may be voted by such receiver or trustee, and shares held by or under the control of a receiver or a trustee in bankruptcy may be voted by such receiver or trustee without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee in bankruptcy was appointed.

(d) Except as otherwise provided by agreement between a Shareholder and pledgee, a Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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(e) Shares standing of record in the name of two or more Shareholders as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise may be voted in person or by proxy by any one or more of such persons. If more than one of such persons shall vote such shares, the act of the majority so voting shall bind all such shares. If more than one of such persons shall vote such persons, and the vote is evenly split on any particular matter, each faction may vote the shares in question proportionally.

(f) Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

(g) Unless otherwise agreed in writing, the holder of record of shares which actually belong to another shall issue a proxy to vote the shares to the actual owner on demand.

Section 10 - Voting Lists:

(a) The Secretary shall have charge of the stock transfer books for shares of the Corporation, and shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file either at a place in the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held, and shall be subject to inspection by any Shareholder for any purpose germane to the meeting at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting, The stock ledger shall be the only evidence as to the identity of the Shareholders entitled to examine such stock ledger, the list of Shareholders or the books of the Corporation, or to vote at any such meeting of Shareholders.

(b) Upon the wilful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting.

Section 11 - Order of Business:

At all meetings of Shareholders, any Shareholder, present and entitled to vote in person or by proxy shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

(a) Organization.

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(b) Proof of notice of meeting or of waivers thereof (The certificate of the Secretary of the Corporation, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.).

(c) Submission by Secretary of the Corporation of a list of the Shareholders entitled to vote, present in person or by proxy.

(d) A reading of unapproved minutes of preceding meetings and action thereon (but if a special meeting, only if the special meeting was called for that purpose).

(e) Reports (but if a special meeting, only if the special meeting was called for that purpose).

(f) If an annual meeting (but if a special meeting, only if the special meeting was called for that purpose), the election of Directors.

(g) Unfinished business (but if a special meeting, only if the special meeting was called for that purpose).

(h) New business.

(i) Adjournment.

Section 12 - informal Action by Shareholders:

Unless otherwise required by law or the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the Shareholders may be taken without a meeting, without prior written notice and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the Corporation’s registered office in the Slate of Delaware, the Corporation’s principal place of business, or an officer or the agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action arc delivered to the Corporation by delivery to its registered agent in the State of Delaware, the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded, Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested, Prompt notice of the actions taken without a meeting by less than unanimous consent shall be given to those Shareholders who have not consented in writing.

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Section 13 - Inspection of Books and Records:

The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the Shareholders, and the Shareholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 14 - Chairman of Meetings:

At all meetings of the Shareholders, the Chairman of the Board, if any and if present, shall preside. If there is no Chairman of the Board, or if the Chairman of the Board shall be absent, then the President shall preside, and if there is no President or in the absence of the President, the Chief Executive Officer shall preside.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - General Powers:

The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2 - Number, Tenure and Qualifications:

(a) The number of members of the Board of Directors of the Corporation shall be three (3). The number of members of the Board of Directors may be increased to not more than fifteen (IS), or decreased to not less than one (1), by action of the Board of Directors provided that the tenure in office of no Director shall be affected thereby. Any increase or decrease in the number of Directors shall be deemed an amendment to these Bylaws.

(b) Except as may otherwise be provided in these Bylaws or in the Certificate of Incorporation, the Directors shall be elected at the annual meeting of Shareholders, and each Director shall hold office until the next annual meeting of Shareholders and thereafter until his successor is duly elected and qualified, or until his earlier resignation, removal from office or death. Directors need not be Shareholders.

Section 3 - Chairman of the Meetings:

At all meetings of the Board of Directors, the Chairman of the Board shall preside. If there is no Chairman of the Board or if the Chairman of the Board shall be absent, then the President, if a Director, shall preside, and if there is no President, or if the President is not a Director or in the absence of the President, the Chief Executive Officer, if a Director, shall preside, and if there is no Chief Executive Officer or in the absence of the Chief Executive Officer, a chairman of the meeting elected by the Board of Directors shall preside.

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Section 4 - Annual and Regular Meetings:

The annual meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of Shareholders for the purpose of organization and the transaction of other business. Regular meetings of the Board of Directors shall be held at the principal business office of the Corporation, at such times as may be fixed by general resolution of the Board of Directors, or at such other place as designated by the Board of Directors, without notice other than such resolution. Annual and regular meetings may be held by moans of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation in such meeting shall constitute presence in person at the meeting.

Section 5 - Special Meetings:

Special meetings of the Board of Directors may be called by (i) the President, (ii) any Vice President, (iii) any Director, or (iv) the Secretary at the request of any of the President, any Vice President or any Director. The persons authorized to call special meetings of the Board of Directors may fix any reasonable place, date and time for holding any special meeting of the Board of Directors called by them. Special meetings may be held by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation in such meeting shall constitute presence in person at the meeting.

Section 6 - Place of Meetings:

Subject to the provisions of Sections 4 and 5 of this Article, the Board of Directors may hold its regular and special meetings at such place or places within or without the State of Delaware as it may from time to time determine. In the absence of any such determination, regular and special meetings of the Board of Directors shall be held at the principal business office of the Corporation.

Section 7 - Notice:

Notice of any special meeting shall be given at least five (5) business days previous thereto by written notice delivered personally or mailed or sent by telegram to each Director at his last known post office address according to the records of the Corporation or at his business or residence address and filed with the Secretary upon giving such notice.

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If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting if he before or after the meeting signs a waiver of notice which is filed with the records of the meeting. The attendance of a Director at a fleeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8 - Quorum:

A majority of the number of members of the Board of Directors fixed by Section 2 of this Article shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting to a future date at which a quorum will be present or represented without further notice,

Section 9 - Manner of Acting:

(a) At all meetings of the Board of Directors, each Director present shall have one vote.

(b) Except as otherwise provided by law, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10 - Vacancies:

Any vacancy occurring on the Board of Directors (including, but not limited to, as the result of an increase in the number of Directors, or the resignation, removal or death of a Director) may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by a sole remaining Director, unless otherwise provided herein or by law. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 11- Compensation:

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

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Section 12 - Presumption of Assent:

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file a written dissent to such Rearm with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation within forty-eight (48) hours after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action or failed to make his dissent known at the meeting.

Section 13 - Resignation:

Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 14 - Removal:

At any annual or special meeting of the Shareholders, duly called as provided in these Bylaws, any Director or Directors may be removed from office, either with or without cause, by the affirmative vote of Shareholders bolding of record in the aggregate at least a majority of the outstanding shares of the Corporation then entitled to vote for the election of Directors. At such meeting, a successor or successors may be elected, or if any vacancy is not so filled it may be filled by the Directors as provided in Section 10 of this Article.

Section 15 - Contracts:

(a) No contract or other transaction between this Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee, which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(i) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

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(ii) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

(iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the Shareholders.

(b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

(c) This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 16 - Informal Action by Board of Directors:

Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent or consents to such action is or are signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent or consents is or are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

Section 17 - Inspection of Books and Records:

Bach Director shall have the right to inspect all of the books and records of the Corporation at any time during the regular business hours of the Corporation.

ARTICLE IV - COMMITTEES

Section 1 - Designation of committees:

The Board of Directors, by resolution adopted by a minority of the number of Directors fixed by these Bylaws, may designate one or more Committees, each Committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence of a member of a Committee, or in the event of the disqualification of a member of a Committee, the member or members present at any Committee meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. No member of any Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of any Committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

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Section 2 - Power of the Committees:

Any such Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such Committee shall have the power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided by law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or -any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the Shareholders a dissolution of the Corporation or the revocation of a dissolution, amend these Bylaws, or, unless a resolution of the Board of Directors, these Bylaws, or the Certificate of Incorporation expressly so provides, authorize the issuance of stock or adopt a certificate of ownership and merger, or declare dividends.

Section 3 - Procedure; Meeting Quorum:

Unless the Board of Directors otherwise provides, each Committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each Committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.

ARTICLE V - OFFICERS

Section 1 - Number:

The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board, a Chief Executive Officer, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board may be, but is not required to be, a Director of the Corporation. The Board of Directors may elect or appoint such other officers, assistant officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

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Section 2 - Election and Term of Office:

The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office for a term of one year and thereafter until his successor is duly elected and qualified or until his death or until he resigns or is removed in the manner hereinafter provided,

Section 3 - Removal:

Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract sights, if any, of the person so removed.

Section 4 - Vacancies:

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5 - The Chairman of the Board:

The Chairman of the Board, if one be elected by the Board of Directors, shall, if present, preside at all meetings of the Shareholders and of the Board of Directors, shall act in an advisory capacity to the other principal officers, and shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe.

Section 6 - The President:

The President shall be subject to the control of the Board of Directors, shall he responsible for the supervision and management of the Corporation. If there is no Chairman of the Board or if the Chairman of the Board is absent, the President shall preside at all meetings of the Shareholders and, if a Director, at all meetings of the Board of Directors. The President shall also perform all other duties as may be prescribed by the Board of Directors from time to time.

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Section 7 - The Chief Executive Officer:

In the absence of the President (or in event of his death, inability or refusal to act), the Chief Executive Officer shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In general, the Chief Executive Officer shall perform such other duties and have such other powers as may, from time to time, be prescribed by the President, or by the Board of Directors.

Section 8 - The Secretary:

The Secretary shall: (a) keep the minutes of the Shareholders meetings and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President or the Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (0 have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 9 - The Treasurer:

If required by the Board of Directors, the Treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as the Board of Directors shall determine, for the faithful discharge of his duties and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. As Treasurer, he: (a) shall have charge and custody of and be responsible for all funds and securities of the Corporation; (10) shall receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VII of these Bylaws; (e) shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; (d) shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and (e) in general, shall perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, any Vice President or by the Board of Directors. The Treasurer shall serve as Chief Financial Officer of the Corporation.

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Section 10 - Assistant Secretaries and Assistant Treasurers:

The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or the Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers, respectively, if required by the Board of Directors, shall give bonds for the faithful discharge of their duties in such sum and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers shall rank in the order determined by the Board of Directors (or if there be no such determination, then in order of their appointment or election), they shall perform the duties and exercise the powers of the Secretary or the Treasurer, respectively, in the absence of such officer or in the event of his inability to act, and in general, they shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 11 - Officers Holding Two Offices:

Two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 12 - Salaries:

The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 13 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or to the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall he without prejudice to the contract rights, if any, of the Corporation.

Section 14 - Sureties and Bonds:

In the event the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties, as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands. Such bonds, if any, shall be at the Corporation’s expense.

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Section 15 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the Chairman of the Board, the President, Chief Executive Officer or any other such person as the board of Directors may authorize.

ARTICLE VI - INDEMNIFICATION

Section 1 - Indemnification - General:

To the maximum extent permitted by the laws of the State of Delaware in effect from time to time, and subject to compliance with any procedures and other requirements prescribed by said laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that the person, is or was a director or officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 2 - Indemnification - Derivative Suits:

To the maximum extent permitted by the laws of the State of Delaware in effect from time to time, and subject to compliance with any procedures and other requirements prescribed by said laws, the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 3 - Right to Indemnification if Successful on Merits:

To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection herewith.

Section 4 - Requirement of Authorization in Specific Case:

Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article, Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the Shareholders.

Section 5 - Advancement of Expenses:

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article, Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

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Section 6 - Not Exclusive Right:

The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, apart from the provisions of this Article, under any agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7 - Insurance:

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article.

Section 8 - Constituent Corporations Included:

For the purposes of this Article, references to “Corporation” shall include, in addition to the resulting corporation, any constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 9 - Employee Benefit Plans:

For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

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Section 10 - Continuation After Termination:

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11 - Changes in Delaware Law:

If Delaware law is hereafter amended to permit broader or additional indemnification of directors, officers, employees or agents of the Corporation by the Corporation, then the Corporation, subject to compliance with any procedures and other requirements prescribed by Delaware law, may provide such broader or additional indemnification to directors, officers, employees or agents of the Corporation.

Section 12 - Repeal and Modification Prospective:

Any repeal or modification of this Article shall be prospective only and shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of such repeal or modification.

ARTICLE VII – CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1 - Contracts:

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2 - Loans:

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its mine unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3 - Checks, Draft, Etc.:

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. No checks shall be signed in blank.

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Section 4 - Deposits:

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII - CERTIFICATES FOR SHARES AND THEIR TRANSFERS

Section 1 - Certificates for Shares:

(a)	Each certificate representing shares of the Corporation shall state:

(i)	that the Corporation is organized under the laws of the State of Delaware;

(ii)	the name of the person to whom issued;

(iii)	the number and class of shares which such certificate represents; and

(iv)	the par value of each share represented by such certificate, or a statement that the shares are without par value.

(b) The shares of the Corporation shall be represented by certificates signed by, or in the name of the Corporation, by the Chairman of the Board, or the President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation. Such seal may be a facsimile. Where such a certificate is countersigned by a transfer agent other than the Corporation itself or an employee of the Corporation, or by a transfer clerk and registered by a registrar, the signatures of the Chairman of the Board, or the President and the Treasurer or an Assistant Treasurer or Secretary or Assistant Secretary upon such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to hold such office at the date of its issue.

(e) Every certificate representing shares, the transferability of which is restricted or limited, shall state upon the face thereof that the transferability of such shares is restricted or limited and upon the face or back thereof shall either set forth a full or summary statement of any such restriction or limitation upon the transferability of such shares.

(d) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, limitations and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in fall or summarized on the face or back of every certificate, or the certificates shall state that the Corporation will furnish to any Shareholder upon request and without charge a full or summary statement of same.

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(e) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, theft or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors, and/or to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the alleged loss, theft or destruction of the certificate or the issuance of such new certificate, A new certificate maybe issued without requiring any such bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:

(a) Transfer of shares of the Corporation shall be made on the stock transfer books of the Corporation only by the holder of record thereof or by his legal representative, who may be required by the Corporation to furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed (the original or a copy of which may be required by the Corporation to be filed with the Secretary of the Corporation, upon surrender for Cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require. A record shall be made of each transfer and whenever a transfer shall be made for collateral security or its equivalent, and not absolutely, it shall be so expressed in the entry of the transfer.

(b) The Corporation shall be entitled to treat the holder of record of any share of shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

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ARTICLE IX - FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE X - DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE XI - SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, and year and state of incorporation, Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise set forth.

ARTICLE XII - NOTICE

Whenever, under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation, notice is required to be given to any Director or Shareholder, except if otherwise specified, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or Shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and, except if otherwise specified, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

ARTICLE XIII - WAIVER OF NOTICE

Whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation, or by law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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ARTICLE XIV - AMENDMENTS

These Bylaws, or any of them, or any additional or amended Bylaws, may be made, amended, altered, changed, restated or repealed, and/or new Bylaws may be adopted, (a) either at any annual or regular meeting of the Board of Directors without notice, or at any special meeting of the Board of Directors the notice of which shall set forth the terms of the proposed amendment, alteration, change, restatement or repeal, and/or the terms of the proposed new Bylaws, as the case may be, by a majority vote of the entire Board of Directors, provided such right to make, amend, alter, change, restate and/or repeal these Bylaws has been conferred upon the Board of Directors by the Certificate of Incorporation, or (b) by unanimous written consent of the Board of Directors pursuant to Article III, Section 16, of these Bylaws, provided such right to make, amend, alter, change, restate and/or repeal these Bylaws has been conferred upon the Board of Directors by the Certificate of Incorporation. In addition, these Bylaws, or any of thorn, or any additional or amended Bylaws, may be made, amended, altered, changed, restated or repealed, and/or new Bylaws may be adopted, (1) at any annual meeting of Shareholders without notice, or at a special meeting of Shareholders the notice of which shall set forth the terms of the proposed amendment, alteration, change, restatement or repeal, and/or the terms of the proposed new Bylaws, as the case may be, by a majority vote of the votes entitled to be east in the aggregate by all Shareholders who are entitled to vote thereon, or (ii) by written consent of the Shareholders pursuant to Article II, Section 12, of these Bylaws.

ARTICLE XV - SUNDRY PROVISIONS

The Corporation shall maintain, at its principal office or at such other office or agency of the Corporation within or without the State of Delaware as the Board of Directors shall determine, an original or duplicate stock ledger containing the names and addresses of ail Shareholders and the number of shares of each class held by each Shareholder. In addition to the foregoing, the original or a certified copy of these Bylaws, including all amendments, shall be kept at the principal office of the Corporation.

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